                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                    THE SOUTHLAND CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                           2711 NORTH HASKELL AVENUE
                                    BOX 719
                            DALLAS, TEXAS 75221-0719

                                                                  March 25, 1994

Dear Southland Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of The Southland Corporation on Wednesday, April 27, 1994, at 9:30 a.m., Central Daylight Time, in the Joe C. Thompson Auditorium, on the ground floor at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas. If you are planning to attend the meeting in person, please check the appropriate space on the enclosed proxy card. A map of Cityplace is included on the outside back cover of the attached Proxy Statement showing entrances to the parking garage. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, describe the proposals being presented to the shareholders for consideration at this meeting and also provide additional important information.

    At this meeting you will be voting on the election of fourteen directors and ratification of the selection of auditors.

    As described in the accompanying Proxy Statement, the Board of Directors unanimously recommends that you vote FOR each of the persons nominated and FOR the ratification of the selection of auditors.

    A copy of Southland's 1993 Annual Report is being sent to you along with this Proxy Statement and Notice of Annual Meeting. As always, we appreciate your continued interest in Southland.

    We urge you to complete, sign and mail the enclosed proxy card as soon as possible so that your vote will be counted at the meeting.

                                          Sincerely,
                                          CLARK J. MATTHEWS, II
                                          PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER AND DIRECTOR

                           THE SOUTHLAND CORPORATION
                           2711 NORTH HASKELL AVENUE
                                    BOX 719
                            DALLAS, TEXAS 75221-0719
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1994

TO THE SHAREHOLDERS OF THE SOUTHLAND CORPORATION:

    The Annual Meeting of Shareholders of The Southland Corporation (the "Company") will be held on Wednesday, April 27, 1994, at 9:30 a.m., Central Daylight Time, in the Joe C. Thompson Auditorium, on the ground floor, at Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, for the following purposes:

        1.  To elect fourteen directors to serve for the ensuing year;

        2. To ratify the appointment of Coopers & Lybrand, certified public accountants, to be the independent auditors of the Company for the year 1994; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business Friday, March 4, 1994, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting.

    Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS THEREON, INDICATING YOUR VOTES BY MARKING THE APPROPRIATE BALLOT BOXES, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors,

                                          JOHN H. RODGERS
                                          SECRETARY

Dallas, Texas
March 25, 1994

                IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK
                     THE APPROPRIATE BOX ON THE PROXY CARD

                                PROXY STATEMENT
                           THE SOUTHLAND CORPORATION
                           2711 NORTH HASKELL AVENUE
                              DALLAS, TEXAS 75204
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1994
          DATE FIRST SENT OR GIVEN TO SECURITY HOLDERS: MARCH 30, 1994

                              GENERAL INFORMATION

SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited on behalf of the Board of Directors of The Southland Corporation (the "Company" or "Southland") for use at the Annual Meeting of Shareholders to be held April 27, 1994, and at any adjournments thereof. Neither the Company's officers or directors who held office during the last fiscal year, nor any nominee or associate of any of the aforementioned persons, has any interest, direct or indirect, in the matters to be voted upon, other than election to office and as otherwise disclosed herein.

    The Board of Directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. In addition, if you plan to attend the meeting in person, please so indicate in the appropriate space on the proxy card. Each properly executed proxy not revoked will be deemed to grant authority to vote and, unless a contrary instruction is indicated on the proxy, will be voted for the election of fourteen directors and for ratification of the appointment of the accounting firm of Coopers & Lybrand to be the independent auditors of the Company for 1994. Any shareholder may revoke such shareholder's proxy by giving written notice of revocation to the Company at any time prior to the meeting or by advising the Secretary of the revocation at the meeting; however, presence at the meeting will not automatically revoke the proxy and revocation during the meeting will not affect any votes previously taken. The signing of the proxy grants discretionary authority to vote upon matters which may properly come before the meeting from the floor or at such a late date as to prohibit additional notice. Other than approval of the minutes of the 1993 Annual Meeting of Shareholders, no such matter is known to management.

    The cost of soliciting proxies will be borne by Southland. Southland has retained Hill & Knowlton, Inc., New York, New York, to assist in the solicitation, at an estimated cost of $5,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses incurred in forwarding proxies and proxy material to the beneficial owners. Solicitation may also be made by officers and regular employees of Southland, without additional compensation, by use of the mails, telephone, telegraph or in person.

SHARES OUTSTANDING AND VOTING RIGHTS

    Shareholders of record as of the close of business March 4, 1994 are entitled to notice of, and to vote at, the meeting. At the record date there were 409,922,935 shares of common stock, $.0001 par value (the "Common Stock"), outstanding and entitled to vote, the only class of voting securities of the Company outstanding, and there were 3,130 record holders on such date. Each outstanding share is entitled to one vote.

    Shareholders are not entitled to vote cumulatively for the election of directors or on any other matter. In addition, an abstention from voting or a broker non-vote will be counted toward determining the presence of a quorum, but will not be included in determining the number of votes "for" the election of directors and will not be counted "for" or "against" ratification of the approval of auditors.

OTHER INFORMATION

    THE COMPANY'S RESTRUCTURING. On October 24, 1990, the Company filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court (the "Bankruptcy Court") for the Northern District of Texas, Dallas Division (Case No. 390-37119-HCA-11).

    The Company filed a Plan of Reorganization (the "Plan") which provided for, among other things, Ito-Yokado Co., Ltd. ("Ito-Yokado") and Seven-Eleven Japan Co., Ltd. ("Seven-Eleven Japan") to acquire, for an aggregate purchase price of $430 million in cash, pursuant to a Stock Purchase Agreement among IYG Holding Company ("IYG" or the "Purchaser"), Ito-Yokado, Seven-Eleven Japan and the Company, newly issued shares of Common Stock representing approximately 70% of the Company's outstanding shares following the consummation of the Plan. The Plan also provided for holders of the Company's then outstanding securities to receive new debt securities, Common Stock and, in certain cases, cash, in exchange for their old securities. In addition, the Plan provided for the Company to effect a one-for-ten reverse stock split of its Common Stock (the "Stock Split") and, as subsequently modified, provided for the issuance by the Company of new warrants (the "Thompson Warrants"), exercisable to acquire certain shares of Common Stock owned by the "Warrant Shareholders" (as defined below), at $1.75 per share from the Warrant Shareholders pursuant to a Warrant Agreement with Wilmington Trust Company as Warrant Agent (the "Warrant Agreement").

    On February 21, 1991, the Bankruptcy Court issued an order confirming the Plan and the closing under the Stock Purchase Agreement (the "Closing") occurred on March 5, 1991. The Company issued 286,634,619 shares of Common Stock to IYG, a Delaware corporation, jointly owned by Ito-Yokado and Seven-Eleven Japan, and received $430 million in cash. In connection with the Closing, the Company entered into the Shareholders Agreement, the Warrant Agreement and the Employment Agreements, among others, all as described below.

    SHAREHOLDERS AGREEMENT. Upon the Closing, the Company, IYG, Ito-Yokado and various holders of the Company's Common Stock who held the old common stock prior to the Closing (the "Existing Shareholders") entered into a shareholders agreement (the "Shareholders Agreement") pursuant to which the parties may not offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any shares of Common Stock except in compliance with the Shareholders Agreement. Although transfers are permitted to certain transferees or pursuant to Rule 144 under the Securities Act of 1933, other transfers are subject to the Purchaser's right of first refusal (see "Security Ownership of Certain Persons" and "Security Ownership of Management," below).

    The Shareholders Agreement provides each of the Existing Shareholders (and any persons who hold employee options or employee convertible debentures to purchase shares of Common Stock as a result of employment with the Company) with the right and option to require IYG to purchase up to all of the shares of Common Stock held by such person on the fifth anniversary of the date of the Shareholders Agreement at the fair market value (to be determined in accordance with the terms of the Shareholders Agreement) of such shares on such date.

    In addition, the Shareholders Agreement  (as amended effective December  30,
1992) provides that the parties to the agreement shall cause the Board to consist of and shall vote their shares as to the election of directors (see "Election of Directors," below) so that the Board shall consist of (i) two individuals (the "Existing Shareholder Nominees") designated by Existing Shareholders holding a majority of shares held by the Existing Shareholders,
(ii) ten individuals (the "Purchaser Nominees") selected by IYG, (iii) two individuals (the "Other Shareholder Nominees") initially designated by the Official Committee of Bondholders appointed by the Bankruptcy Court and, from and after the 1992 annual meeting of the Company's shareholders, for those persons receiving the most votes from shares of Common Stock held by shareholders (the "Other Shareholders") other than IYG and the

Existing Shareholders, and (iv) although no such obligation currently exists, two independent directors if, and to the extent, required to meet the listing or quotation requirements of any exchange or quotation system upon which the Common Stock is or shall be listed or traded (and only if, and to the extent that, the Other Shareholder Nominees fail to qualify as such independent directors).

    In addition, the Shareholders Agreement provides the Existing Shareholders with certain registration rights (if no exemption from registration is applicable for their sales), parallel exit rights and preemptive rights in certain circumstances.

    Moreover, Ito-Yokado agreed to provide certain of the parties to the Shareholders Agreement (including certain entities related to John P. Thompson and Jere W. Thompson, two of the Company's directors, and their family interests, but not including participants in the Company's Grant Stock Plan with respect to shares acquired pursuant to participation in such Grant Stock Plan) with certain loans (the "Loans") based on the pledge of shares of Common Stock as collateral for the Loans (the "Collateral Shares"). Each Loan is a nonrecourse obligation of the borrower except to the extent of the Collateral Shares. Such Collateral Shares may not be sold unless the Loan secured by such Shares is repaid simultaneously with such sales. (See "Security Ownership of Management," below, for a description of the shares currently pledged as collateral under these arrangements.)

    THE WARRANT AGREEMENT. As part of the Plan and the Closing, on March 5, 1991, Thompson Brothers, L.P., The Hayden Company, The Philp Co., The Williamsburg Corporation and Thompson Capital Partners, L.P. (collectively, the "Warrant Shareholders") entered into a Warrant Agreement with Wilmington Trust Company as Warrant Agent, the Company and Ito-Yokado. Pursuant to the Plan, the Company, on behalf of the Warrant Shareholders, agreed to issue the Thompson Warrants exercisable by the holders thereof to purchase up to an aggregate of 10,214,842 shares of Common Stock owned by the Warrant Shareholders.

    Under the Warrant Agreement, each Thompson Warrant entitles the holder to purchase, at the exercise price of $1.75 per Thompson Warrant, one of the underlying common shares, subject to adjustment as provided in the Warrant Agreement, during the period beginning three months after the date of the Warrant Agreement and ending on February 23, 1996. As of March 4, 1994, a total of 5,246,931 Thompson Warrants had been exercised.

    Until the termination of the Warrant Agreement, the underlying common shares will be issued to and held by the Warrant Agent (i) as trustee for the benefit of the appropriate Warrant Shareholder and the holders of the Thompson Warrants or (ii) if a secured loan is made pursuant to the terms of the Shareholders Agreement, as collateral agent solely on behalf of Ito-Yokado. (See "Security Ownership of Management," below, for a description of the shares subject to warrants.)

    Until the termination or expiration of the Warrant Agreement, neither a Warrant Shareholder nor the Warrant Agent may, among other things, dispose of or pledge the underlying common shares except in connection with (i) the exercise of the Thompson Warrants, (ii) a secured loan to a Warrant Shareholder or (iii) a sale of any pledged underlying common shares pursuant to, and in accordance with, a Pledge Agreement (the "Pledge Agreement").

    At all times during the term of the Warrant Agreement, all underlying common shares held by the Warrant Agent as trustee, unless an event of default shall occur under a Pledge Agreement, shall be voted, on any matters submitted to the holders of record of Common Stock, in the same manner as a majority of the votes cast by the holders of record of the Common Stock other than Ito-Yokado and the Warrant Shareholders. If an event of default occurs under a Pledge Agreement, all underlying common shares held as security shall be voted, pursuant to the terms of such Pledge Agreement, in accordance with the instructions of Ito-Yokado. (See "Security Ownership of Certain Beneficial Owners and Management," below.)

    THE EMPLOYMENT AGREEMENTS. As a condition to the Closing, the Company entered into five-year Employment Agreements with Messrs. John P. Thompson, Jere
W. Thompson and Joe C. (Jodie) Thompson, Jr. (the "Thompsons"). As of December 30, 1992, the Employment Agreement with Joe C.

Thompson, Jr. was terminated and Mr. Thompson was paid the present discounted value of the remaining balance payable to him under the Employment Agreement. Also effective December 30, 1992, Mr. Joe C. Thompson, Jr. resigned as a director of the Company, and the Shareholders Agreement was amended to change from three to two the number of directors to be designated by the Existing Shareholders (see "Election of Directors," below). The Employment Agreements, which were effective upon the Closing, provide for annual base salary of $600,000 and annual bonus of $360,000 under each agreement and for the Thompsons to have such duties and responsibilities as are agreed upon from time to time by each of them and the Board. The Employment Agreements also provide that John P. Thompson and Jere W. Thompson will participate in employee benefit plans and arrangements offered to key management employees of the Company. The Employment Agreements also provide vacation, holidays and expense reimbursement in accordance with current Company policy.

                       PROPOSAL 1. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

    The Board of Directors has set the number of directors constituting the entire board at fourteen, and fourteen directors are to be elected at this meeting. Each director shall be elected to hold office until the next Annual Meeting of Shareholders or until his earlier death, removal or resignation or until his successor is duly elected and qualified.

    Under the Shareholders Agreement (as amended), described above, the parties to the agreement have agreed to vote their shares of Common Stock to elect (a) two Existing Shareholder Nominees, selected by the "Existing Shareholders" (defined in the Shareholders Agreement as The Philp Co., The Hayden Company, The Williamsburg Corporation, Four J Investment, L.P., Thompson Brothers, L.P., Thompson Capital Partners, L.P., participants in the Company's Grant Stock Plan who are signatories to the Shareholders Agreement and any permitted transferee of any of such shareholders, including certain limited partners of Thompson Capital Partners, L.P.), (b) ten Purchaser Nominees selected by IYG and (c) two Other Shareholder Nominees as selected by the holders of shares of Common Stock other than the Existing Shareholders and the Purchaser (see "Shareholders Agreement," above).

    Each of the nominees has been nominated pursuant to the terms of the Shareholders Agreement (described above). Messrs. John and Jere Thompson are the Existing Shareholder Nominees and Messrs. Pacholder and Fernandes are the Other Shareholder Nominees. The remaining ten members of the Board are the Purchaser Nominees. All nominees are currently members of the Board of Directors.

    Each nominee has consented to serve as a director if elected. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee. The Shareholders Agreement provides that any vacancy occurring in the Board of Directors may be filled pursuant to the terms of that agreement. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
    During 1993, there were five meetings of the Board of Directors. Each of the directors attended more than 75% of the combined meetings of the Board of Directors and committees of which such director is a member, except Mr. Sekine who attended all meetings of the Board of Directors (following his election on April 28, 1993), but attended only one of three committee meetings.

    The Board of Directors has an Audit Committee, which was composed of four directors in 1993: Mr. Chai, who served as Chairman, Mr. Fernandes, Mr. Pacholder and Mr. Sekine. The Audit Committee, which met five times during 1993, has been assigned the functions of recommending the engagement of independent auditors for the Company and reviewing with them the plan and scope of the audit, its status during the year, the results when completed and the fees for services performed, as well as reviewing the engagement of the independent auditors to perform nonaudit services and the effect, if any, this may have on their independence. The Audit Committee also reviews with the Company's internal auditors the plan, scope and results of their operations. In addition, the Audit Committee discusses with management, the independent auditors and the internal auditors the adequacy of internal accounting controls and may also discuss with each of them, independently of the other, any recommendations on matters which any of them considers to be of importance. The Audit Committee may also review the Company's accounting and financial reporting principles, policies and practices. It also undertakes such other duties as may be assigned to it by the Board of Directors.

    The Board of Directors has a Compensation and Benefits Committee, composed of four directors: Mr. Suzuki, who served as Chairman, Mr. Ashida, Mr. Otsuka and Mr. Fernandes (from April 28, 1993). The Compensation and Benefits Committee met twice in 1993. (See "Compensation of Directors and Executive Officers," below, for a description of the functions of the Compensation and Benefits Committee.)

    The Board of Directors does not have a Nominating Committee, as matters related to composition of the Board are controlled by the provisions of the Shareholders Agreement until March 5, 1996.

INFORMATION ABOUT NOMINEES
    The following biographical information includes the names, ages and year first elected a director, the principal occupation or employment, as of March 1, 1994, of each person nominated, including all positions and offices with Southland, and the principal directorships held by such persons in non-Southland companies. All executive officers of Southland and the directors named herein (other than Mr. Sekine) were in their positions within two years after October 24, 1990, the date Southland filed its voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, as described above, although only the Thompsons and Mr. Matthews were officers and/or directors of the Company prior to, and at the time of, the bankruptcy filing.

                                         POSITION WITH SOUTHLAND,
                                         PRINCIPAL OCCUPATION AND              YEAR FIRST
          NAME             AGE     BUSINESS EXPERIENCE PAST FIVE YEARS      ELECTED DIRECTOR
- -------------------------  ---  ------------------------------------------  ----------------
Masatoshi Ito............  69   Chairman of the Board and Director(1)            1991
Toshifumi Suzuki.........  61   Vice Chairman of the Board and Director(2)       1991
Clark J. Matthews, II....  57   President, Chief Executive Officer and       1981-1987 and
                                 Director(3)                                      1991
Yoshitami Arai...........  62   Director(4)                                      1991
Timothy N. Ashida........  54   Director(5)                                      1991
Jay W. Chai..............  60   Director(6)                                      1991
Gary J. Fernandes........  50   Director(7)                                      1991
Masaaki Kamata...........  54   Director(8)                                      1991
Kazuo Otsuka.............  47   Director(9)                                      1991
Asher O. Pacholder.......  56   Director(10)                                     1991
Nobutake Sato............  55   Director(11)                                     1991
Tatsuhiro Sekine.........  59   Director(12)                                     1993
Jere W. Thompson.........  62   Co-Vice Chairman of the Board and                1961
                                 Director(13)
John P. Thompson.........  68   Co-Vice Chairman of the Board and                1948
                                 Director(14)

- ------------------------
(1) Chairman of the Board and Director of the Company since March 5, 1991. Founder, Director and Advisor of Ito-Yokado Group, which includes Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. and Denny's Japan Co., Ltd., as well as other companies. Ito-Yokado Co., Ltd. is one of Japan's leading diversified retailing companies which, together with its subsidiaries and affiliates, operates superstores, convenience stores, department stores, supermarkets, specialty shops and discount stores. President of Ito-Yokado Co., Ltd. from 1958 to 1992. Chairman of Seven-Eleven

      Japan Co.,  Ltd. from  1978 to  1992,  and President  from 1973  to  1978.
      Chairman  of Denny's Japan Co., Ltd. from 1981 to 1992, and President from
      1973 to 1981.  Chairman of Famil  Co., Ltd. since  1979. Chairman of  York
      Mart  Co., Ltd. since 1979. President  of York Matsuzakaya Co., Ltd. since
      1979. President  of Robinson's  Japan Co.,  Ltd. since  1984. Chairman  of
      Maryann  Co., Ltd. since 1977. President of Oshman's Japan Co., Ltd. since
      1984. Chairman of Steps Co., Ltd. since 1981. Chairman of York-Keibi  Co.,
      Ltd.  since 1977. President of Union Lease Co., Ltd. since 1975. Statutory
      Auditor of Daikuma  Co., Ltd. since  1982. Chairman of  Marudai Co.,  Ltd.
      since  1989. Director of Seven-Eleven  (Hawaii), Inc. since 1989. Chairman of Umeya Co.,  Ltd. since  1977. Director  of Shop  America Limited  since
      1990.  Director and  Chairman of  the Board  of IYG  Holding Company since
      1990.
(2)   Vice Chairman of  the Board  and Director of  the Company  since March  5,
      1991.  President and Chief Executive Officer of Ito-Yokado Co., Ltd. since
      October, 1992 and Director since 1971; Executive Vice President from  1985 to  1992; Senior  Managing Director from  1983 to  1985; Managing Director from 1977 to 1983;  employee since 1963. Chairman  of the Board and  Chief
      Executive  Officer of Seven-Eleven Japan Co., Ltd. since October, 1992 and
      Director since 1973; President from 1975 to 1992; Senior Managing Director from 1973 to 1975. Statutory Auditor  of Robinson's Japan Co., Ltd.  since
      1984.  Chairman of Daikuma Co., Ltd. since 1978. President of Seven-Eleven
      (Hawaii), Inc. since 1989. President  of Shop America Limited since  1990.
      President and Director of IYG Holding Company since 1990.
(3)   Director  of the Company  since March 5,  1991, and from  1981 until 1987;
      President and Chief Executive Officer since March 5, 1991; Executive  Vice
      President (or Senior Executive Vice President) and Chief Financial Officer
      from  1979 to 1991; Vice President and  General Counsel from 1973 to 1979;
      employee since 1965.
(4)   Director of the  Company since  March 5, 1991.  Chairman of  the Board  of
      Systems   International   Inc.,  a   consulting  firm   for  international
      joint-ventures, licensing  and  investment arrangements,  since  1977  and
      President  from 1970 to 1977. President of Tokyu Hotels International from
      1977 to 1989.  Director of  Entry Strategies Inc.,  Parallel Inc.,  Nissho
      Berol  Inc., Europe Consultants S.A., and Industrial Suppliers S.A. Member
      of Pacific Basin Economic Council and others.
(5)   Director  of  the  Company  since  March  5,  1991.  President  of  A.K.K.
      Associates,  Inc., a consulting firm for Japanese/American investments, in
      Glendale, California, since 1972. Director of Seven-Eleven Japan Co., Ltd.
      since 1991; General Manager,  Far East Division  of Travel Systems  Inter-
      national   in  Los  Angeles  from   1969  to  1972.  Interpreter/Technical
      Coordinator at Kawaguchi Tour Services in  Los Angeles from 1966 to  1969.
      Mr.  Ashida has entered  into a "Consultant's  Agreement" with the Company pursuant to which he is  paid $10,000 per month  to serve as liaison  with the  Board of Directors. This  fee is inclusive of  any director's fees to which he would otherwise be entitled.
(6)   Director of the  Company since March  5, 1991. Chairman  of the Board  and
      Chief Executive Officer of ITOCHU International Inc. (formerly known as C.
      Itoh  & Company (America) Inc.) since  April 1991; Chief Operating Officer from 1989 to 1991; Executive Vice President from 1986 to 1991; Senior Vice
      President from 1982 to 1985; Director since 1983. Executive Vice President of ITOCHU Corporation (formerly C. Itoh  & Co., Ltd.), a Japanese  trading company,  since July  1993; Senior  Managing Director  from 1991  to 1993;
      Managing Director from 1989 to 1991; Director from 1986 to 1989.  Managing
      Director  with  Representation  Rights,  ITOCHU  Corporation,  since 1989.
      Director of Isuzu Motors Limited since 1984. Voting Class B Representative on the Board of Representatives of Time Warner Entertainment Company, L.P.
      since  June  1992.   Strategic  Planning  Advisor   with  General   Motors
      Corporation throughout 1982.
(7)   Director  of the  Company since April  11, 1991. Senior  Vice President of
      Electronic Data  Systems Corporation  ("EDS"), an  information  technology service  company, since  1984, and Director  since 1981.  Director of John
      Wiley & Sons, Inc. since  September, 1989, and of Westcott  Communications since  May, 1989. Director of the  Dallas Council on World Affairs; member of the  Advisory Board  of  the East  Texas State  University  Foundation;
      Trustee  of the  Boys and Girls  Clubs of  America and the  Boys and Girls
      Clubs of Greater Dallas, Inc.
(8)  Director of the  Company since  March 5,  1991. Director,  since 1978,  and
     Executive  Vice President of Seven-Eleven  Japan Co., Ltd.; Senior Managing

                                       6

     Director since 1989; Managing  Director from 1985  to 1989; employee  since
     1973.  Director  of  Shop America  Limited  since 1990.  Vice  President of
     Seven-Eleven (Hawaii),  Inc.  since 1989.  Director  and Treasurer  of  IYG
     Holding Company since 1990.
(9)  Director  of the  Company since March  5, 1991.  General Manager, Corporate
     Development,  Ito-Yokado  Co.,   Ltd.,  since   1986;  Manager,   Corporate
     Development  from 1982 to  1986; Assistant to  Mr. Masatoshi Ito, President
     and Chief Executive Officer, from 1978 to 1982; employee of Ito-Yokado Co.,
     Ltd. since 1975. Assistant Secretary of IYG Holding Company since 1990.
(10) Director of the  Company since  March 5, 1991.  Chairman of  the Board  and
     Managing  Director of  Pacholder Associates,  Inc., an  investment advisory firm, since  1984. Director  of United  Gas Holding  Corp. (f.k.a.  LaSalle
     Energy  Corp.),  ICO,  Inc., USF&G  Pacholder  Fund, Inc.,  TC/GP  Inc., AM
     International,  Inc.  and  Forum  Group,  Inc.  Vice  President  and  Chief
     Investment  Officer of  The Union Central  Life Insurance Co.  from 1980 to
     1984. Mr. Pacholder  was a  director of MacLeod-Stedman,  Inc., which  went into receivership in 1991 in Manitoba, Canada.
(11) Director  of the  Company since  March 5,  1991. Executive  Vice President,
     Corporate Planning,  Ito-Yokado  Co.,  Ltd., since  1993;  Senior  Managing
     Director  from 1985 to 1993; Managing  Director from 1983 to 1985; Director from 1977 to 1983; employee since 1964. Director of Denny's Japan Co., Ltd.
     since 1973, Maryann Co.,  Ltd. since 1982, Oshman's  Japan Co., Ltd.  since
     1984  and Marudai  Co., Ltd. since  1989. President of  Urawa Building Co.,
     Ltd. since 1985,  Nitsu Systems Kaihatsu  Co., Ltd. since  1986 and  Waiaru
     Kaihatsu  Co., Ltd. since 1988. Director  and Vice President of IYG Holding
     Company since 1990.
(12) Director of  the Company  since 1993.  Senior Managing  Director,  Finance,
     Ito-Yokado  Co., Ltd.,  since 1993;  Managing Director  from 1991  to 1993;
     employee since April  1991. General  Manager of  the Overseas  Construction
     Department  of ITOCHU Corporation (formerly known  as C. Itoh and Co.) from
     1989 to 1991; General Manager of Finance Department from 1986 to 1989.
(13) Director of the  Company since 1961;  Co-Vice Chairman of  the Board  since
     March  5, 1991; President  from 1973 to 1991;  Chief Executive Officer from
     1986 to  1991;  employee since  1956.  Director  of MCorp.  John  and  Jere
     Thompson are brothers.
(14) Director  of the  Company since 1948;  Co-Vice Chairman of  the Board since
     March 5, 1991;  Chairman of the  Board from 1969  to 1991; Chief  Executive
     Officer   from  1961  to  1986;  employee   since  1948.  Director  of  IRT
     Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL BE TABULATED AS A VOTE WITHHELD ON THE ELECTION, AND WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER NOMINEES HAVE RECEIVED THE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At March 4, 1994, the record date for the annual meeting, the Company was aware of the following beneficial owner of 5% or more of the Company's shares of Common Stock (the only class of voting security of the Company) of which a total of 409,922,935 shares are issued and outstanding:

                                          NAME AND ADDRESS             AMOUNT AND NATURE OF     PERCENT OF
        TITLE OF CLASS                  OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP       CLASS
- ------------------------------  ------------------------------------  -----------------------  ------------
Common Stock,                   IYG Holding Company(a)                  263,642,493 Shares           64.3%
 $.0001 par value               4-1-4, Shibakoen,
                                Minato-ku, Tokyo Japan 105

- ------------------------
(a) IYG Holding Company is a Delaware corporation, created specifically for the purpose of purchasing approximately 70% of the shares of Common Stock of the Company, issued in connection with consummation of the Plan and as contemplated therein and in the Stock Purchase Agreement (see "General Information," above). It is a jointly owned subsidiary of Ito-Yokado Co., Ltd. and

      Seven-Eleven Japan Co., Ltd. Ito-Yokado owns 51%, and Seven-Eleven Japan owns 49%, of IYG's outstanding common stock. Ito-Yokado owns 51% of Seven-Eleven Japan's outstanding common stock. Messrs. Ito, Suzuki, Sato,
      Kamata and Otsuka  are the officers  and directors of  IYG (see  "Security
      Ownership of Management" and "Information About Nominees"). They each, individually, disclaim beneficial ownership of the shares held by IYG. As a result of private transactions, IYG's ownership is now approximately
      64.3% of the Company's outstanding Common Stock.

    In addition, the Company has received a copy of a Schedule 13G, filed by Highbridge Capital Corporation, Dubin & Swieca Asset Management, Inc. and Dubin & Swieca Capital Management, Inc., reporting ownership of over 5% of the outstanding Thompson Warrants, exercisable for 955,000 shares of the Common Stock. The Thompson Warrants have no voting rights until exercised, and if exercised, the shares received would be less than two-tenths of one percent of Southland's outstanding Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

    COMMON STOCK

    The following table, and the footnotes that follow, show the beneficial ownership of the Common Stock as of February 1, 1994, as required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), by each director and each person nominated for director, by each of the five most highly compensated Executive Officers of the Company, and by all officers and directors of the Company as a group.

                                                                      AMOUNT AND NATURE OF          PERCENT OF
                                                                     BENEFICIAL OWNERSHIP(A)         CLASS(A)
                                                                   ---------------------------     -------------
Masatoshi Ito....................................................                 2,000,000(b)            .49%(b)
Toshifumi Suzuki.................................................                 1,000,000(c)            .24(c)
Clark J. Matthews, II............................................                   307,769(d)         *
Yoshitami Arai...................................................                    30,000(e)         *
Timothy N. Ashida................................................                    30,000(f)         *
Rodney A. Brehm..................................................                    40,001(g)         *
Jay W. Chai......................................................                       -0-(h)            -0-(h)
Gary J. Fernandes................................................                       -0-               -0-
Masaaki Kamata...................................................                   100,000(i)         *     (i)
Stephen B. Krumholz..............................................                    40,834(j)         *
Kazuo Otsuka.....................................................                    30,000(k)         *     (k)
Asher O. Pacholder...............................................                       -0-               -0-
John H. Rodgers..................................................                    63,052(l)         *
Michael K. Roemer................................................                    50,001(m)         *
Nobutake Sato....................................................                   100,000(n)         *     (n)
Tatsuhiro Sekine.................................................                       -0-               -0-
John P. Thompson.................................................                11,368,043(o)           2.77%
Jere W. Thompson.................................................                 9,626,870(p)           2.35%
All officers and directors as a group (27 persons)...............               279,586,336(q)          68.12%
* Rounds to less than one-tenth of one percent

- ------------------------
(a) As reported in the Company's records on February 1, 1994. At February 1, 1994, there were 409,922,935 shares of Common Stock outstanding. The nature of beneficial ownership of the shares reported, if not direct, is described in this footnote (a) and the footnotes that follow. Included in the numbers of shares shown, as required by the rules and regulations of the Commission, are those shares as to which such persons have or share voting and/or investment power, or with respect to which they have a right to receive such power within 60 days. Certain officers and directors received Thompson Warrants as a result of their ownership of Southland's old debt securities and preferred stock. Shares acquirable upon the exercise of such warrants are included in the shares shown in the above table because such warrants became exercisable on June 5, 1991 and will not expire until February 23, 1996. Because of the applicable Commission

      requirements,  9,032,295  shares  are  duplicated  under  John  and   Jere
      Thompson.  These duplications are excluded from the total number of shares for all officers and directors as  a group. Also excluded from the  shares shown  are  any  shares  held  by  limited  partners  of  Thompson Capital
      Partners, L.P. and the 1,333,758 shares held by Thompson Capital Partners,
      L.P., which are subject  to the Warrant Agreement  and during the term  of the  Warrant Agreement,  the voting  and distribution  of such  shares are restricted by such Warrant Agreement.
(b)   Mr. Ito owns 2,000,000 shares directly. Additionally, Mr. Ito is  Chairman of  the  Board  and  a  Director of  IYG  Holding  Company.  See "Security
      Ownership of Certain Beneficial Owners," above.
(c)   Mr. Suzuki owns  1,000,000 shares  directly. Additionally,  Mr. Suzuki  is
      President  and a Director of IYG  Holding Company. See "Security Ownership
      of Certain Beneficial Owners" above.
(d)   Mr. Matthews owns 7,240  shares either directly  or as custodian;  143,334 shares  acquired under the Company's Grant Stock Plan which are subject to the Shareholders Agreement; 156,667 shares acquirable upon the exercise of options under the Company's  Equity Participation Plan (see  "Compensation
      of  Directors and  Officers --  Executive Officers'  Compensation," below)
      only upon the  occurrence of a  triggering event; and  holds 528  Thompson
      Warrants which are exercisable for Common Stock.
(e)   Mr. Arai owns 30,000 shares directly.
(f)   Mr. Ashida owns 30,000 shares directly.
(g)   Mr.  Brehm owns 8,334 shares acquired under the Company's Grant Stock Plan which are subject to the Shareholders Agreement; 31,667 shares  acquirable upon the exercise of options under the Company's Equity Participation Plan
      (see  "Compensation  of  Directors  and  Officers  --  Executive Officers'
      Compensation," below) only upon the occurrence of a triggering event.
(h)  Mr. Chai  owns no  shares  directly. ITOCHU  Corporation,  of which  he  is
     Executive  Vice President,  and ITOCHU International  Inc., of  which he is
     Chairman of the Board and Chief Executive Officer, together own a total  of
     20,397,834  shares of Southland Common Stock. Mr. Chai disclaims beneficial ownership of such shares.
(i)  Mr. Kamata  owns  100,000  shares directly.  Additionally,  Mr.  Kamata  is
     Treasurer and a Director of IYG Holding Company. See "Security Ownership of
     Certain Beneficial Owners," above.
(j)  Mr.  Krumholz owns  9,167 shares acquired  under the  Company's Grant Stock
     Plan which  are  subject  to  the  Shareholders  Agreement;  31,667  shares acquirable  upon  the  exercise  of  options  under  the  Company's  Equity
     Participation  Plan  (see  "Compensation  of  Directors  and  Officers   --
     Executive  Officers' Compensation,"  below) only  upon the  occurrence of a triggering event.
(k)  Mr. Otsuka  owns  30,000  shares  directly.  Additionally,  Mr.  Otsuka  is
     Assistant  Secretary  of IYG  Holding Company.  See "Security  Ownership of
     Certain Beneficial Owners," above.
(l)  Mr. Rodgers owns 2,846  shares directly; 23,334  shares acquired under  the
     Company's Grant Stock Plan which are subject to the Shareholders Agreement;
     36,667  shares acquirable upon the exercise  of options under the Company's
     Equity Participation Plan (see "Compensation  of Directors and Officers  --
     Executive  Officers' Compensation,"  below) only  upon the  occurrence of a triggering event; and holds 205 Thompson Warrants which are exercisable for
     Common Stock.
(m)  Mr. Roemer owns 18,334 shares acquired under the Company's Grant Stock Plan which are subject to the  Shareholders Agreement; 31,667 shares  acquirable upon  the exercise of options under the Company's Equity Participation Plan
     (see  "Compensation  of  Directors  and  Officers  --  Executive  Officers'
     Compensation," below) only upon the occurrence of a triggering event.
(n)  Mr.  Sato  owns 100,000  shares directly.  Additionally,  Mr. Sato  is Vice
     President and a Director of IYG Holding Company. See "Security Ownership of
     Certain Beneficial Owners," above.
(o)  Mr. John Thompson owns 2,296,057  shares and 39,691 Thompson Warrants  held by  The  Hayden Company  (the voting  stock of  which is  owned by  John P.
     Thompson), of which  590,452 shares  are subject to  Thompson Warrants  and
     2,293,142 shares are pledged to Ito-Yokado as collateral for the loans made pursuant  to the Shareholders Agreement; also included are 1,488,151 shares and 32,221 Thompson  Warrants held by  The Philp Co.  (the voting stock  of which  is owned by two trusts, of which John and Jere Thompson serve as two of the trustees), of which 352,308 shares are subject to Thompson  Warrants
     and   1,486,292  shares  are  pledged   to  Ito-Yokado  as  collateral  for

     the Loans made pursuant to the Shareholders Agreement; 7,511,923 shares  by
     Thompson  Brothers,  L.P.,  a  Texas  limited  partnership  in  which three
     Thompson family partnerships, each controlled by one of the Thompsons,  are the  general partners and  The Philp Co.  is the limited  partner, of which
     2,533,724 shares are subject to Thompson Warrants and 7,511,923 are pledged to Ito-Yokado as collateral for the Loans made pursuant to the Shareholders
     Agreement.
(p)  Mr. Jere Thompson owns 588,556 shares  and 6,019 Thompson Warrants held  by
     The Williamsburg Corporation (the voting stock of which is owned by Jere W.
     Thompson),  of which  170,585 shares are  subject to  Thompson Warrants and
     587,788 shares are pledged to Ito-Yokado  as collateral for the Loans  made pursuant  to the Shareholders Agreement; also included are 1,488,151 shares and 32,221 Thompson  Warrants held  by The Philp  Co. (see  (o) above)  and
     7,511,923 shares by Thompson Brothers (see (o) above).
(q)  The  total shares shown are as  follows: 3,305,812 shares owned by officers and directors directly or with family members (including 1,071 shares which can be acquired on exercise  of Thompson Warrants); 7,511,923 shares  owned by  Thompson  Brothers;  2,296,057  shares  owned  by  The  Hayden Company;
     1,488,151 shares  owned by  The  Philp Co.;  588,556  shares owned  by  The
     Williamsburg Corporation; 219,171 shares issued pursuant to the Grant Stock
     Plan  held by  seven officers, and  an additional 43,337  shares held under such plan by non-officers, all of  which grant stock shares are subject  to the  Shareholders Agreement,  and are to  be voted in  accordance with that agreement; 490,836  shares  acquirable  by 13  officers  upon  exercise  of
     options   or  conversion   of  convertible  debentures   under  the  Equity
     Participation Plan; and 263,642,493 shares  held by IYG Holding Company  of which  Messrs. Ito, Suzuki,  Sato, Kamata and Otsuka  are the directors and officers, although they  each disclaim individual  beneficial ownership  of such shares.

    The Company has determined, based upon a review of the Forms 3, 4 and 5 filed by all officers and directors during 1993, that, due to the Company's oversight, Mr. Sekine's Form 3, which should have been filed within ten days following his election as a director, was filed approximately 60 days late. Mr. Sekine owns no Southland securities.

             PROPOSAL 2. RATIFICATION OF THE SELECTION OF AUDITORS

    On September 24, 1991, the Board of Directors decided, upon recommendation of the Audit Committee, to appoint the firm of Coopers & Lybrand, certified public accountants, to be the independent auditors of the Company for 1992, replacing the Company's former independent auditors, Deloitte & Touche. The Company's Audit Committee recommended the change of accountants, after being requested to do so by the new majority owners, so that Southland would use the same independent accounting firm as the majority owners. The firm of Chuo-Shinko Audit Corporation, member firm of Coopers & Lybrand (International), have been the independent accountants for Ito-Yokado and Seven-Eleven Japan since 1970. The appointment of Coopers & Lybrand as the Company's independent auditors for 1992 and 1993 was ratified by the shareholders in those years.

    The change of independent auditors was not the result of any disagreement with the former accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, and there have been no such disagreements within the past two fiscal years and any prior period or subsequent period; therefore, the Company did not consult with Coopers & Lybrand concerning any such disagreements.

    In their reports dated March 26, 1991 and March 27, 1992, Deloitte & Touche issued an unqualified opinion on the Company's Consolidated Financial Statements for the years ended December 31, 1990 and 1991.

    Coopers & Lybrand, a nationally known firm, has no direct or indirect interest in the Company.

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed Coopers & Lybrand to be the independent auditors of the Company for 1994. Although not legally required to do so, upon the recommendation of the Audit Committee, the Board is submitting the appointment of Coopers & Lybrand as the Company's independent auditors for 1994 to the shareholders for ratification at this meeting.

    The services provided to the Company by Coopers & Lybrand in 1994 will include, in addition to performing the audit, audits of certain domestic and foreign subsidiaries and related companies and those of various employee benefit plans; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, filed by the Company with the Securities and Exchange Commission; and consultation on accounting, financial reporting, tax and related matters.

    Representatives of Coopers & Lybrand will be at the meeting, will have an opportunity to make a statement, if desired, and will be available to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND TO BE THE INDEPENDENT AUDITORS OF THE COMPANY FOR 1994, WHICH REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THE MEETING. VOTES WILL BE TABULATED BY AN INSPECTOR OF ELECTION. AN ABSTENTION FROM VOTING AND BROKER NON-VOTES WILL BE INCLUDED IN COMPUTING THE NUMBER OF SHARES PRESENT FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM FOR THE SHAREHOLDERS MEETING AND WHETHER THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT AT THE MEETING HAS BEEN RECEIVED, BUT WILL NOT BE COUNTED AS A VOTE EITHER "FOR" OR "AGAINST" RATIFICATION.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

    The Company's executive compensation program is subject to the approval of the Compensation and Benefits Committee of the Board of Directors. The committee is composed of four directors, as follows: Mr. Suzuki, the chairman of the committee, is Vice Chairman of the Board of Directors, but receives no compensation from the Company for his service as Vice Chairman or as a director. Mr. Suzuki is President of Ito-Yokado and IYG Holding Company and Chairman of Seven-Eleven Japan. As described elsewhere herein, IYG Holding Company, which owns approximately 64% of the Common Stock of the Company, is a jointly owned subsidiary of Ito-Yokado and Seven-Eleven Japan. During 1992, Ito-Yokado unconditionally guaranteed a $400 million commercial paper facility established by the Company. Seven-Eleven Japan, a 51%-owned subsidiary of Ito-Yokado, is the Company's area licensee in Japan and, through its subsidiary, Seven-Eleven (Hawaii), Inc., is the Company's area licensee in Hawaii. The other committee members are Timothy Ashida, a director of Seven-Eleven Japan, who, as described elsewhere herein, has a consulting agreement with the Company to serve as liaison with the Board of Directors, Kazuo Otsuka, who is an officer of Ito-Yokado, and Gary Fernandes, Senior Vice President and a director of Electronic Data Systems Corporation. As described elsewhere herein, the Company has entered into contractual arrangements with EDS relating to (1) installation of automatic teller machines in 7-Eleven stores over a ten-year period and (2) providing the Company with retail automation systems, including host computer services, over a five-year period and has paid EDS for certain consulting and business planning services in 1993. In addition, during 1993, EDS purchased the Company's interest in a California partnership that had been established to facilitate the installation of ATMs in 7-Elevens and other retail stores in California. John P. Thompson, formerly Chairman of the Board and an executive officer of the Company, until March 5, 1991, was a member of the committee until April 28, 1993.

    The Company's Executive Officers, as well as all other management personnel, receive annual compensation consisting of base salary and annual performance incentive, or "bonus," under the Company's Annual Performance Incentive ("API") Plan. The amount paid under this API plan is based upon the employee's or officer's base salary, compensation grade level and the achievement of certain pre-established performance criteria for the Company each year, more fully described in the Report of the Compensation and Benefits Committee, included elsewhere herein.

    The following table shows the compensation paid, or earned, during 1993, by the Company's Chief Executive Officer and the next four most highly compensated Executive Officers, as specifically required by the rules and regulations relating to Proxy Statement disclosure.

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                           -------------------------------------
                                              ANNUAL COMPENSATION                 AWARDS          PAYOUTS
                                       ----------------------------------  -------------------------------------
           (A)                (B)         (C)         (D)         (E)          (F)          (G)          (H)          (I)
                                                                 OTHER
                                                                 ANNUAL    RESTRICTED                              ALL OTHER
        NAME AND                         SALARY      BONUS     COMPENSA-      STOCK      OPTIONS/       LTIP       COMPENSA-
   PRINCIPAL POSITION         YEAR       ($)(I)     ($)(II)    TION($)(III) AWARD(S)($)   SARS(#)    PAYOUTS($)   TION($)(IV)
- -------------------------  ----------  ----------  ----------  ----------  -----------  -----------  -----------  -----------
Clark J. Matthews, II         1993        390,000     131,040     N/A             -0-          -0-          -0-       14,130
 President and Chief          1992        390,000     161,850
 Executive Officer            1991  *     390,000     144,300
John H. Rodgers               1993        285,000      79,800     N/A             -0-          -0-          -0-       10,525
 Executive Vice               1992        257,500     155,405
 President, Chief             1991        230,000     106,590
 Administrative Officer
 and Secretary
Stephen B. Krumholz           1993        271,000      75,880     N/A             -0-          -0-          -0-       10,472
 Executive Vice President     1992        235,500      97,450
 and Chief Operating          1991        200,000      66,600
 Officer
Michael K. Roemer             1993        200,000      44,800     N/A             -0-          -0-          -0-       10,261
 Senior Vice President,       1992        184,000      55,776
 Merchandising                1991        168,000     104,200
Rodney A. Brehm               1993        195,000      43,680     N/A             -0-          -0-          -0-       10,190
 Senior Vice President,       1992        183,750      58,100
 Foodservice and              1991        175,000      51,800
 Distribution

- --------------------------
 * Clark J. Matthews, II became President and Chief Executive Officer on March 5, 1991. Prior to that date, Mr. Matthews was Executive Vice President and Chief Financial Officer of the Company.
(i) In general, officers received no salary increases in 1989, 1990 or 1991, unless they were promoted to positions with additional responsibilities during a particular year. Mr. Matthews has received neither a salary increase nor any special bonus compensation since 1990.
(ii) During 1992, certain executive officers were granted special bonuses to compensate them for the loss of income in prior years.
(iii) No "Other Annual Compensation" is shown because the total amounts paid for perquisites in 1993 did not exceed the lesser of $50,000 or 10% of the named executive officer's salary and bonus for 1993.
(iv) Includes only (a) the amount of Company contribution for 1993 to each of the named executive officer's accounts in The Southland Corporation Employees' Savings and Profit Sharing Plan (the "Savings and Profit Sharing Plan"), a Section 401(k) defined contribution plan with over 25,535 participants, as follows: $9,512 each for Messrs. Rodgers, Krumholz, Roemer and Brehm, and $12,683 for Mr. Matthews; and (b) for each of the named executive officers, the full premiums paid for basic term life insurance under the Company's group plan for all employees, as follows: Mr. Matthews -- $1,447; Mr. Rodgers -- $1,013; Mr. Krumholz -- $960; Mr. Roemer -- $749
     and Mr. Brehm -- $678.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The Company granted no options or SARs during 1993.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                              (E)
                                                                           (D)             VALUE OF
                                                                        NUMBER OF         UNEXERCISED
                                      (B)                          UNEXERCISED FY-END    IN-THE-MONEY
                                     SHARES            (C)         (#) OPTIONS/SARS AT  OPTIONS/SARS AT
              (A)                 ACQUIRED ON         VALUE            FY-END (#)          FY-END($)
NAME                              EXERCISE(#)      REALIZED($)      UNEXERCISABLE(I)    UNEXERCISABLE(II)
- -------------------------------  --------------  ----------------  -------------------  ---------------
Clark J. Matthews, II..........        --               --                 156,667            N/A
John H. Rodgers................        --               --                  36,667            N/A
Stephen B. Krumholz............        --               --                  31,667            N/A
Michael K. Roemer..............        --               --                  31,667            N/A
Rodney A. Brehm................        --               --                  31,667            N/A

- ------------------------
(i) All options shown are held pursuant to the Equity Participation Plan and are not exercisable until December 31, 1994, except upon the occurrence of an earlier Triggering Event, as defined in the plan.
(ii) All outstanding options are exercisable at $7.50 or $7.70 per share. The Common Stock is currently trading at prices significantly below this level.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                     ESTIMATED FUTURE PAYOUTS
                                                                         UNDER NON-STOCK
                                           (B)            (C)           PRICE-BASED PLANS
                                        NUMBER OF     PERFORMANCE   --------------------------
                                         SHARES,       OR OTHER
                                          UNITS      PERIOD UNTIL        (D)           (F)
                 (A)                     OR OTHER    MATURATION OR    THRESHOLD    MAXIMUM ($
NAME                                    RIGHTS(#)       PAYOUT        ($ OR #)        OR #)
- -------------------------------------  ------------  -------------  -------------  -----------
Clark J. Matthews, II................      333,960       12/31/94           -0-    $   333,960
John H. Rodgers......................      178,150       12/31/94           -0-        178,150
Stephen B. Krumholz..................      178,150       12/31/94           -0-        178,150
Michael K. Roemer....................       76,000       12/31/94           -0-         76,000
Rodney A. Brehm......................       76,000       12/31/94           -0-         76,000

- ------------------------
Column (e) has been deleted because there is no "target" payout amount under the plan.

    The long-term incentive plan awards described in the above table were all granted under the 1993 Performance Plan, adopted by the Company in 1993, with two-year cumulative operating earnings targets. Under the 1993 Performance Plan performance units are granted to eligible executives, including all officers, based upon the salary administration grade level assigned to the executive's job. All executives in the same grade level are awarded the same number of units. Units are awarded for each year that the executive is a participant in the plan. At the end of the plan period (December 31, 1994) the award pool for this plan will equal a predetermined amount of each dollar of operating earnings achieved by the Company above the threshold set for each year. The Plan contains both annual and cumulative thresholds. Failure to meet the threshold operating earnings in one year could possibly have no impact if the other year's results were sufficient to offset any shortfall.

    In 1993, the amount to be accrued for the award pool for the 1993 Performance Plan was $.35 of each dollar over the threshold operating earnings amount stated in the plan; however, the Company's 1993 operating earnings were not above the threshold for 1993 and, pursuant to the terms of the plan, 1993 operating earnings will therefore not be used to calculate either the cumulative threshold, or cumulative actual operating earnings under the plan. For 1994, the amount that will be accrued for the award pool will be $.20 of every dollar over the threshold operating earnings amount (which will be the Company's budgeted operating earnings) and, if the Company's 1994 actual operating earnings are sufficient to pay 100% of the targeted bonus amount under the Company's API plan, then $.45 of every dollar of actual operating earnings above that amount will be contributed to fund the award pool.

    The maximum aggregate awards that can be paid under this plan are equal to the total amount of API payable to the participants in this plan for the plan period (i.e., the total of 1993 and 1994 API payable at 100% to all executives eligible to participate in the plan).

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    The Company does not maintain a defined benefit pension plan for its employees. It does maintain an Executive Protection Plan, covering approximately 60 executives, including each of the named executive officers. This plan provides three benefits: salary continuation upon retirement at age 65 (or later) equal to 150% of the executive's "final compensation," as determined for plan purposes, payable in ten equal annual installments (if the executive retires before age 65, but after age 55, an adjusted benefit will be paid);
post-retirement life insurance equal to 200% of the executive's "final compensation," as determined for plan purposes, plus $15,000 (or, in lieu thereof, if the executive dies prior to retirement, a salary continuation death benefit shall be paid to the executive's named beneficiary, equal to 200% of such compensation, plus $15,000, payable in ten equal annual installments); and disability income in excess of the amount provided under the Company's group long-term and short-term disability plans, if the executive becomes disabled while a participant in this plan, that will bring the total amount paid to the executive to the level of 80% of "final compensation" prior to the disability.

    The Plan has not been amended, nor have benefits been adjusted, since 1989. Under the current plan provisions, the "final compensation" on which benefits would be calculated for each of the named executive officers is based on that executive's 1988 earnings and would be as follows:

    Mr. Matthews -- $510,000, Mr. Rodgers -- $285,650, Mr. Krumholz -- $162,000,
Mr. Roemer -- $224,138, and Mr. Brehm -- $167,500. Under the plan, normal retirement age is 65; however, if an executive retires at age 55 or later, a reduced benefit is payable under the plan. At age 55, the benefit is 50% of what would have been paid at age 65; the benefit increases to 55% at age 56, and increases 5% per year thereafter for each year up to age 65.

DIRECTORS' COMPENSATION

    In 1993, the Company paid non-employee Directors an annual fee of $25,000 plus $1,000 for attendance at each meeting of the Board, or Committee thereof, on which they serve. For this purpose, Clark J. Matthews, II, as well as employees of Ito-Yokado and Seven-Eleven Japan, and the Thompsons (see "Other Information -- The Employment Agreements," above) were not considered non-employee directors. The Chairman of the Audit Committee receives an additional annual fee of $5,000 for serving as Chairman of that Committee.

    In addition, as described above under "Election of Directors" and elsewhere herein, Mr. Ashida is paid $120,000 per year, inclusive of the director's fees to which he would otherwise be entitled, under a Consulting Agreement entered into on July 1, 1991, pursuant to which he serves as liaison with the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As described above, the Compensation and Benefits Committee of the Board of Directors is composed of four directors. Mr. Suzuki, the chairman of the committee, is Vice Chairman of the Board of Directors, but receives no compensation from the Company for his service as Vice Chairman or as a director. Mr. Suzuki is President of Ito-Yokado and IYG Holding Company and Chairman of Seven-Eleven Japan. As described elsewhere herein, IYG Holding Company, which owns approximately 64% of the Common Stock of the Company, is a jointly owned subsidiary of Ito-Yokado and Seven-Eleven Japan. During 1992, Ito-Yokado guaranteed a $400 million commercial paper facility established by the Company. Seven-Eleven Japan, a 51% owned subsidiary of Ito-Yokado, is the Company's area licensee in Japan and, through its subsidiary, Seven-Eleven (Hawaii), Inc., is the Company's area licensee in Hawaii. The other committee members are Timothy Ashida, who is a director of Seven-Eleven Japan and, as described elsewhere herein, has a consulting agreement with the Company to serve as liaison with the Board of Directors, Kazuo Otsuka, who is an officer of Ito-Yokado, Gary Fernandes, Senior Vice President and a director of EDS, with which the Company currently has several contracts for EDS to assist the Company with data processing, consulting and business planning, as well as for installation and operation of automatic teller machines (ATMs) in the Company's stores over several years and, as described elsewhere herein, EDS purchased the Company's interest in a California partnership that was formed to install ATMs in the Company's California and Nevada stores; and John P. Thompson, formerly Chairman of the Board and an executive officer of the Company, until March 5, 1991, who has an Employment Agreement with the Company (see "Other Information -- The Employment Agreements," above) was a member of the committee until April 28, 1993. As described elsewhere herein, pursuant to a split dollar life insurance arrangement, under which the insurance policy is assigned as collateral to the Company, Southland has advanced $496,020 to Mr. Thompson for premiums to maintain the policy. The indebtedness is fully secured by the policy assignment.

    Both Mr. Ito and Mr. Suzuki served as officers and/or directors of IYG Holding Company, Ito-Yokado and Seven-Eleven Japan, as well as serving as Chairman and Vice Chairman of the Company during 1993.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The functions of the Compensation and Benefits Committee are to review the level, coverage and competitiveness of the Company's compensation, incentives, benefits and perquisites and its plans, goals and objectives for officer level and other executive positions, so as to retain and reward high quality personnel in key positions, to administer the Equity Participation, Stock Unit Incentive and Grant Stock Plans; to make amendments to the various plans; and to institute new plans. It also undertakes such other duties as may be assigned to it by the Board of Directors.

    In carrying out its duties, the Committee has relied on recommendations presented to it by outside consultants who have been utilized from time to time to assist the Company in determining the competitiveness of its compensation policies, as well as on recommendations of the Company's executive officers with regard to the specific performance of individuals in carrying out their job responsibilities, and on data collected and utilized by the Company's Compensation and Benefits Department about compensation structure, practices and payment levels in certain "Comparable Companies" (as described below).

    During 1993, after performing a multi-year analysis of all exempt job classifications, the Company revised its salary administration plan. All exempt jobs were evaluated based upon the job responsibilities of each position which were compared against the compensation paid by companies of similar size for jobs of similar responsibilities, in the various geographic areas where the Company's employees are located. The resulting job reclassification affected all exempt job levels, including officers. Based upon the comparative data collected, the Company's compensation structure is now designed so that the combined total of full annual salary and full annual performance incentive compensation will achieve a compensation level that is slightly above the median compensation level for the same job responsibilities in the comparative data used. Salary increases for 1994 for all exempt employees, including officers, are being delayed until April 1.

    The Company's executive officers and all exempt personnel receive annual compensation consisting of a combination of base salary and the potential to earn an annual performance incentive. The amount of annual performance incentive received by any particular executive for service in 1993 was based on the achievement, by the Company, of a threshold amount of operating earnings, determined against a budgeted goal, as set forth in the Company's internal budget documents. The amount of annual performance incentive that can be earned by an individual is a predetermined percentage of that individual's base salary, and is pegged to the salary administration grade level assigned to the individual's job. In 1993, achievement of the full budgeted operating earnings would have resulted in payment of 100% of the annual performance incentive; however, although the Company's performance exceeded the threshold established in the 1993 annual performance incentive plan, it did not reach the budgeted target. Therefore, the annual performance incentive that was actually earned was only 56% of the targeted amount.

    The Chief Executive Officer and all executive officers are compensated under this plan. The annual performance incentive potential for the Chief Executive Officer, if the budgeted target is reached, is 60% of base salary. The Company's senior officers (Mr. Rodgers and Mr. Krumholz) have annual performance incentive potential of 50% of base salary. Other executive officers have a potential to earn between 34% and 45% of their base salary. In addition, if the budgeted target had been exceeded, an executive had the opportunity to earn additional bonus.

    For 1994, the annual performance incentive will again be based upon the Company's achievement of certain operating earnings threshold, budgeted target and above-budget goal levels. If the threshold level of operating earnings is reached, executives will begin to earn 50% of their annual performance incentive so that if the full budgeted operating earnings are achieved, 50% of the annual performance incentive will be paid. If operating earnings exceed the budgeted amount, then $.50 of each excess dollar of operating earnings will fund the payment of additional annual performance incentive until 100% of the annual performance incentive has been earned. Any operating earnings in excess of this amount will continue to fund annual performance incentive awards, as well as awards under the Company's mid-term incentive plan, described below.

    As he had done in 1991 and 1992, Mr. Matthews again requested in 1993 that he not be granted any increase in base salary. In light of the various challenges the Company continues to face, the committee did not require that his salary be increased, and did not review specific factors tied to Company performance in reaching its decision.

    To retain and reward employees, the committee adopted a mid-term incentive plan, with two-year cumulative operating earnings targets. The 1993 Performance Plan grants performance units to eligible executives, including all officers, based upon the salary administration grade level assigned to the executive's job. All executives in the same grade level are awarded the same number of units. Units are awarded for each year that the executive is a participant in this plan. At the end of the plan period (December 31, 1994) the award pool for this plan will equal a predetermined amount of each dollar of operating earnings achieved by the Company above the threshold set for that year. In 1993, the amount to be accrued for the award pool was $.35 of each dollar over the threshold amount stated in the plan; for 1994, the amount will be $.20 of every dollar over the threshold amount (which will be the Company's budgeted operating earnings) and, if the Company's operating earnings are sufficient to pay 100% of the targeted bonus amount under the annual performance incentive plan, then $.45 of every dollar of operating earnings above that amount will fund the award pool. The maximum aggregate awards that can be paid under this plan are equal to the total amount of annual performance incentive payable to the participants in this plan for the plan period (i.e., the total of 1993 and 1994 annual performance incentive payable at 100% to all executives eligible to participate in the plan).

    The Committee does not currently intend to change the components of compensation, other than as discussed above, for the Company's executive officers. The Equity Participation Plan, adopted in 1987 following the Company's leveraged buyout, remains in place. Options granted under that plan are not exercisable until December 31, 1994, unless an earlier triggering event should occur. The options are, under current market conditions, without value, as the exercise price to acquire a share of Common Stock is $7.50 or $7.70 under the plan.

    In carrying out its functions, the Committee refers to data collected from various sources by the Company's Compensation and Benefits Department. The Company believes that, to effectively recruit talented executives, it must compete with other national companies having a similar employee base, approximately the same range of revenues and similar geographic locations, although such companies are not in the same line of business as Southland (the "Comparable Companies"). Therefore, the companies used for compensation comparisons are not the same companies as those included in the peer group index shown on the Performance Graph appearing elsewhere herein. The companies included in that peer group are specifically selected because they are (1) publicly owned with actively traded Common Stock (2) have a market capitalization that can be analyzed for comparison with Southland's rate of return on equity and (3) engage in either the convenience retailing or food retailing business. The Company believes it competes with a much broader range of companies in its quest for executive talent.

    Changes in the tax laws for 1994 and thereafter will not permit companies to recognize a tax deduction for compensation in excess of $1,000,000 to any of the five most highly compensated officers, unless the plan under which such compensation is paid is not only approved by the Board's Compensation Committee, but is also performance-based and approved by the Company's shareholders. The Committee considered whether or not shareholder approval should be sought for any of the Company's current-year compensation plans to conform with this new law. After reviewing the applicability of the limitation to the Company's specific plans (awards under plans adopted prior to 1993 are excluded from the limitation), the Committee determined that no action is necessary to solicit shareholder approval for any compensation plans at this time.

    The Committee will continue to review the compensation package provided for the Chief Executive Officer and other executive officers, and to monitor its competitiveness within the industry and the community, as well as its relationship to shareholders' return on investment in the Company, making adjustments that are deemed appropriate, both in compensation policies and practices, compensation structure and the actual amounts paid.

                           Toshifumi Suzuki, Chairman
                              Timothy Ashida
                              Gary J. Fernandes
                              Kazuo Otsuka

PERFORMANCE GRAPH

    The Performance Graph, below, shows the value, at year-end 1991, 1992 and 1993, of an investment in Southland Common Stock of $100 on March 5, 1991 (the date the stock was first traded in the public market following the consummation of Southland's Restructuring). Also shown are the values, assuming $100 invested in the NASDAQ Market Index and a peer group index selected by the Company consisting of three publicly traded convenience store companies (Casey's General Stores, Inc., Dairy Mart Convenience Stores, Inc. and Uni-Marts, Inc.) and three food retailers (The Kroger Co., Safeway, Inc. and The Vons Companies Inc.), also beginning on March 5, 1991, and at year-end 1991, 1992 and 1993. Missing from the peer group are two of the Company's major convenience store competitors: the Circle K Corporation ("Circle K") and National Convenience Stores ("NCS"), as both companies were involved in Chapter 11 bankruptcy proceedings in 1993. Although both companies emerged from Chapter 11 protection in 1993, Circle K's stock is not publicly traded and NCS has only been publicly traded since March 1993; therefore, the Company could not include NCS in the peer group used for this graph as comparative data, for the time period presented, is not available. The Company may decide, in future years, to change the composition of the peer group when comparative data is available.

                     ASSUMES $100 INVESTED ON MARCH 5, 1991
                      ASSUMES DIVIDEND REINVESTED (IF ANY)
                         FISCAL YEAR ENDING DECEMBER 31

                                             MARCH 5,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
COMPANY                                        1991          1991           1992           1993
- ------------------------------------------  -----------  -------------  -------------  -------------
The Southland Corporation.................      100.00        200.00         323.34         720.00
Peer Group................................      100.00         90.38          74.90          93.45
Broad Market..............................      100.00        109.70         110.78         132.88

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On September 9, 1992, the Company began issuing commercial paper in a program under which it can issue up to $400 million based upon the Company's needs. The commercial paper facility is unconditionally guaranteed by Ito-Yokado.

    Seven-Eleven Japan is the largest area licensee of the Company, operating, as of December, 1993, over 5,400 7-Eleven stores in Japan under an area license agreement entered into in 1973. In 1988, the Company entered into a financing arrangement pursuant to which it pledged the royalty stream from Seven-Eleven Japan as collateral for the approximately twenty-year term of the financing. Thereafter, the royalties under the area license agreement, at a reduced percentage, would again be paid to the Company. In 1993, the royalties from Seven-Eleven Japan that were paid under this arrangement totalled $39,434,577.

    In addition, Seven-Eleven (Hawaii), Inc., the Company's area licensee in Hawaii, is a subsidiary of Seven-Eleven Japan, and operates 48 stores in Hawaii. During 1993, Seven-Eleven (Hawaii), Inc. paid the Company approximately $62,538 in connection with the area license arrangement.

    As of December 31, 1993, the Savings and Profit Sharing Plan leased a total of 851 operating convenience stores to the Company plus 102 other locations at rates slightly more favorable for the Savings and Profit Sharing Plan than contemporaneously available similar transactions with third parties. Rentals, including percentage rents, paid by the Company to the Savings and Profit
Sharing Plan for 1993 aggregated $31,634,015. During 1993, the Savings and Profit Sharing Plan sold 62 locations to third parties that were leased to the Company at the time of the sale. The leases with the Company were terminated upon payment by the Company of $1,555,278 as termination fees.

    During 1993, the Company leased a 7-Eleven store location from an entity owned by Thompson family interests. The total rents paid in 1993 were $69,583. This lease was entered into in the ordinary course of business in 1986 and is expected to continue for its term of 14 years, 11 months, with three renewal options of five years each.

    Southguard Corporation, a company that is approximately 22% owned by Jodie Thompson, brother of John and Jere Thompson, operates 7-Eleven stores in the Corpus Christi, Victoria and Wichita Falls, Texas and the Lawton, Duncan and Altus, Oklahoma areas pursuant to two Area License Agreements with the Company. Southguard Corporation pays the Company a royalty for the continued use of the 7-Eleven name on these stores. Royalty payments under these area licenses totalled $508,294 in 1993. The royalty payments are expected to continue in the future.

    John and Jere Thompson, through family interests, have an interest in 7-Eleven Stores of Oklahoma, a partnership that operates 7-Eleven stores in Oklahoma pursuant to a license agreement from the Company.

    Gary J. Fernandes, a director of Southland is an officer and director of Electronic Data Systems Corporation ("EDS") from which Southland leases property at 3308 S. Collins, Arlington, Texas 76019, for annual rental of $10,062.

    In addition, during 1993, the Company entered into a ten-year agreement with EDS for the installation and operation of ATMs in 7-Eleven stores. Payments from EDS to the Company, under this agreement, include both a flat fee per month per store and transaction-based fees determined by the number of transactions completed on the ATM each month. In addition, during 1993 EDS purchased from the Company, for $1,552,272, the Company's one-third partnership interest in CATS, a California general partnership that had been formed to install, operate and maintain ATMs in the Company's California stores as well as at other retailers. EDS, through CATS, entered into an agreement with the Company to continue to provide ATMs for certain of the Company's California and Nevada stores.

    Payments to the Company under these agreements relating to operation of ATMs in the Company's stores, totalled $1,176,264 in 1993. Such payments are expected to continue in the future.

    During 1993, EDS also provided the Company with certain consulting and business systems planning services to assist the Company in its planning of automated retail systems and, in December 1993, the Company and EDS entered into an agreement which provides that EDS will operate the host computer and provide a data network for the Company's retail automation project, which is being installed in a phased approach. During 1993, the Company paid EDS a total of approximately $1,166,200 in connection with these business systems planning and retail automation projects. Such payments are expected to continue in the future, pursuant to the terms of the relevant agreements.

    Effective November 1, 1993, Southland and EDS entered into a two-year agreement under which EDS is providing Southland with hardware, software maintenance and data processing services in connection with Southland's combined distribution center (CDC) and commissary programs and, in December 1993, under a separate agreement, EDS delivered certain software to the Company for use in connection with the CDC program. Southland paid EDS approximately $320,000 during 1993 for these services. Payments to EDS for these services have continued in 1994.

    ITOCHU Corporation (formerly C. Itoh & Co.) entered into a Consulting Agreement with The Southland Corporation and Seven-Eleven Japan Co., Ltd. in 1973, related to the 7-Eleven convenience store chain operating in Japan, and has performed under this agreement since then. Mr. Jay Chai, a director of the Company, is Chairman and Chief Executive Officer of ITOCHU International Inc. and Executive Vice President of ITOCHU Corporation.

    Also, both ITOCHU International Inc. and ITOCHU Corporation are general trading companies, and each has a 10% direct equity interest in Prime Deli, Inc., a company that has just built and now operates a fresh-food commissary for Southland. Southland will make payments to Prime Deli, Inc., in connection with operation of the commissary in 1994. In connection with this, Southland provided office space (with no rental charged) for use by employees of Prime Deli, Inc. during the negotiations relating to the opening of this commissary. The value of such space is believed to be less than $60,000 per year.

    In addition, ITOCHU International Inc. and ITOCHU Corporation may, from time to time, negotiate with the Company to provide additional goods or services.

    As of December 31, 1993, Messrs. John P. Thompson, Jere W. Thompson and their brother, Joe C. Thompson, Jr., as well as Clark J. Matthews, II, and one former officer of the Company, were indebted to the Company under a split dollar insurance arrangement. The Company has made advances to each insured to cover the premiums due on an insurance policy obtained for them by the Company, although no additional amounts were advanced in 1993 and no additional premiums were paid during the year. The Company requires a promissory note and a collateral assignment of the insurance policy to secure repayment of the amount loaned, and the indebtedness is fully secured by the policy assignments. As of December 31, 1993, the total amount of indebtedness outstanding was as follows:
John P. Thompson -- $496,020; Jere W. Thompson -- $349,974; Joe C. Thompson, Jr.
- -- $128,583 and Clark J. Matthews, II -- $158,919. Pursuant to the termination of his Employment Agreement, no further amounts will be advanced to Joe C. Thompson, Jr.

    In addition, in February 1994, under the Company's relocation policy, a loan of $204,300 was made to Stephen LeRoy, Vice President, Real Estate and Licensed Operations, of the Company, to assist with his relocation at the Company's request. As security for the loan, the Company was granted a security interest in his old home and in the property purchased at the new location. Pursuant to the terms of the loan, the Company is to be paid in full when Mr. LeRoy's old home is sold.

                             SHAREHOLDER PROPOSALS

    Any shareholder intending to present a proposal and wishing to have it included in the Proxy Statement for the Company's 1995 Annual Meeting of Shareholders, which is expected to be held during April or May 1995, must send such proposal to the Company at its principal office, 2711 North

Haskell Avenue, Dallas, Texas 75204, Attn: Secretary. Such proposal must be received by the Company not later than December 1, 1994, and must comply with the then current rules of the Securities and Exchange Commission relating to shareholder proposals.

                                 ANNUAL REPORT

    The Annual Report of the Company for the year ended December 31, 1993 is being mailed to shareholders with this Proxy Statement but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material. A COPY OF SOUTHLAND'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1993 (WITHOUT EXHIBITS) WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: MANAGER, INVESTOR RELATIONS, THE SOUTHLAND CORPORATION, 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204.

                                 OTHER BUSINESS

    Management knows of no other matters to be brought before this meeting. However, if other business should come before this meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his respective judgment on such matters. Minutes of the last Annual Meeting of Shareholders will be approved. Management's reports will be heard and received. Neither the hearing of the reports nor the approval of the minutes will constitute approval or disapproval of the matters set forth therein.

                                                                        APPENDIX

On the outside back cover of the Proxy Statement of The Southland Corporation there is a map of the intersection of North Central Expressway and Lemmon Avenue and North Central Expressway and Haskell Avenue, in Dallas, Texas, showing the entrances to Cityplace Center.

PROXY
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1994
                            THE SOUTHLAND CORPORATION

   The undersigned hereby appoints Clark J. Matthews, II, John H. Rodgers and Carol S. Hilburn, and each of them (acting by majority or if only one be present, then by that one alone), my proxies, with full power of substitution, to vote as directed below, for and in my name, place, and stead, all shares I would be entitled to vote if personally present at the Annual Meeting of Shareholders of The Southland Corporation to be held on April 27, 1994, and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS - Nominees: Masatoshi Ito; Toshifumi Suzuki; Clark J. Matthews, II; Yoshitami Arai; Timothy N. Ashida; Jay W. Chai, Gary J. Fernandes; Masaaki Kamata; Kazuo Otsuka; Asher O. Pacholder; Nobutake Sato; Tatsuhiro Sekine; Jere W. Thompson; John P. Thompson.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SOUTHLAND CORPORATION AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MARKED ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS
1. AND 2., THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES AND "FOR" ITEM (2). THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

                        (Please sign on the reverse side)

SEE REVERSE SIDE

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

SHARES IN YOUR NAME

REINVESTMENT SHARES

1. Election of Directors (see reverse)

   FOR / /    WITHHELD / /


   ---------------------------------------------
   For, except as marked to the contrary above.


2. Ratification of the appointment of the accounting firm of Coopers & Lybrand as independent auditors of the Company for 1994.

   FOR / /    AGAINST / /    ABSTAIN / /


3. Other Business - In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments thereof.



     SIGNATURE(S)________________________________________  DATE ______________


     SIGNATURE(S)________________________________________  DATE ______________



DATE AND SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SIGNING AS AN ADMINISTRATOR, EXECUTOR, TRUSTEE, ATTORNEY, CORPORATE OFFICER, OR IN ANY OTHER CAPACITY, SO INDICATE. RECEIPT OF 1993 ANNUAL REPORT AND MARCH 25, 1994, NOTICE AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.